Exhibit 99.1

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of KS Bancorp, Inc. (the “Company”) certifies that the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

KS BANCORP, INC.

Date: April 29, 2003	By:	/s/ HAROLD T. KEEN
Harold T. Keen President and Chief Executive Officer

Date: April 29, 2003	By:	/s/ EARL W. WORLEY, JR.
Earl W. Worley, Jr. Chief Financial Officer